Calculation of Filing Fee Tables
S-3
EVOLUTION PETROLEUM CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.001	457(o)
		Equity	Preferred Stock, par value $0.001	457(o)
Fees to be Paid		Unallocated (Universal) Shelf		457(o)			$ 5,279,294.00	0.0001381	$ 729.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.001	415(a)(6)						S-3	333-265430	02/23/2023
Carry Forward Securities		Equity	Preferred Stock, par value $0.001	415(a)(6)						S-3	333-265430	02/23/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-265430	02/23/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-265430	02/23/2023
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 494,720,706.00			S-3	333-265430	02/23/2023	$ 49,818.38
			Total Offering Amounts:				$ 500,000,000.00		$ 729.07
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 729.07
Offering Note
[1]	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable, of any shares of preferred stock, warrants or debt securities that provide for such conversion, redemption, exchange, exercise or settlement, including such shares of common stock or shares of preferred stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering or as may be issuable as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act (the "Indeterminate Securities"). The shares of common stock, shares of preferred stock, warrants, debt securities and Indeterminate Securities offered pursuant to the registration statement shall have an aggregate initial offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The Registrant previously paid a filing fee of $50,350 in connection with the registration of $500,000,000 in aggregate offering price of securities pursuant to the registration statement on Form S-3 (File Number 333-265430) filed on June 3, 2022, as amended by the registration statement on Form S-3/A (File Number 333-265430) (together, the "Prior Registration Statement") filed on February 10, 2023, of which $494,720,706 remains unsold (the "Unsold Securities"). The Registrant is allowed to apply $49,818.38 toward the registration fee for this registration statement in reliance on Rule 415(a)(6), because $494,720,706 of the Unsold Securities (and associated fees) are being carried forward from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any carried unsold securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of carried unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A